SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

HEALTHY FAST FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1075 American Pacific, Suite C, Henderson, Nevada 89074
(Address of principal executive offices)(Zip Code)

(702) 448-5301
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2008, the registrant and its wholly-owned subsidiary, U-Swirl International, Inc. (“International”) entered into an Asset Purchase Agreement with U-Swirl Yogurt, Inc. to acquire the worldwide rights to the U-Swirl Frozen Yogurt concept.  The assets will be acquired in exchange for 100,000 restricted shares of the registrant’s common stock.

U-Swirl Yogurt, Inc. (to be known as U Create Enterprises Incorporated), which is owned by the grandchildren and family of Henry E. Cartwright, the registrant’s President, will continue to operate its frozen yogurt store in Henderson, Nevada, as a licensee of International.  No license fees or royalties will be charged with respect to this location, as U-Swirl Yogurt will permit International to use the location as a training facility.

U-Swirl Yogurt has reserved the right to open additional locations in Henderson, Boulder City and Pahrump, Nevada.  When International is ready to franchise the concept, U-Swirl Yogurt will operate as a franchisee and pay an initial franchise fee of $5,000 for each location and a 1% royalty on sales.

Item 9.01                Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Asset Purchase Agreement with U-Swirl Yogurt, Inc. dated September 19, 2008

99.1	Press Release dated September 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY FAST FOOD, INC.
September 19, 2008	By: /s/ Henry E. Cartwright Henry E. Cartwright President

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Asset Purchase Agreement with U-Swirl Yogurt, Inc. dated September 19, 2008

99.1	Press Release dated September 22, 2008